Exhibit 99.1

World Fuel Services Corporation Reports First Quarter Results

--Generated Operating Cash Flow of $110 Million in the First Quarter--

MIAMI--(BUSINESS WIRE)--April 30, 2013--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported first quarter net income of $48.7 million or $0.68 diluted earnings per share compared to $46.4 million or $0.65 diluted earnings per share in the first quarter of 2012. Non-GAAP net income and diluted earnings per share for the first quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $55.0 million and $0.77, respectively, compared to $52.9 million and $0.74 in 2012.

“We are pleased with our overall performance in the first quarter despite continuous headwinds we face in our marine segment,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “We continue to perform well in this uncertain global environment, while pursuing additional growth opportunities.”

The company’s aviation segment generated gross profit of $77.0 million, an increase of $700 thousand or 1% sequentially, and an increase of $12.1 million or 19% year-over-year. The company’s marine segment generated gross profit of $41.7 million, a decrease of $5.6 million or 12% sequentially and $13.4 million or 24% year-over-year. The company’s land segment posted gross profit of $63.7 million, an increase of $23.9 million or 60% sequentially and $26.5 million or 71% year-over-year.

“We generated $110 million in operating cash flow in the first quarter, our second consecutive quarter of positive operating cash flow, further strengthening our financial profile,” said Ira M. Birns, executive vice president and chief financial officer. “Our solid cash flow performance combined with our continued focus on driving operating efficiencies should enhance profitability, while providing greater liquidity to support organic growth and strategic investment opportunities.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations of opportunities for growth and strategic investments, our ability to operate in an uncertain global environment, as well as our expectation about our profitability and liquidity. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2013	2012

Revenue	$10,184,029	$9,479,055
Cost of revenue	10,001,650	9,321,820

Gross profit	182,379	157,235

Operating expenses:
Compensation and employee benefits	69,429	54,527
Provision for bad debt	1,103	141
General and administrative	44,906	43,311

Total operating expenses	115,438	97,979

Income from operations	66,941	59,256
Non-operating expenses, net	(3,539)	(4,095)

Income before income taxes	63,402	55,161
Provision for income taxes	12,291	6,615

Net income including noncontrolling interest	51,111	48,546
Net income attributable to noncontrolling interest	2,386	2,131

Net income attributable to World Fuel	$48,725	$46,415

Basic earnings per common share	$0.68	$0.65

Basic weighted average common shares	71,288	70,998

Diluted earnings per common share	$0.68	$0.65

Diluted weighted average common shares	71,999	71,774

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2013	2012

Assets:
Current assets:
Cash and cash equivalents	$159,600	$172,740
Accounts receivable, net	2,494,373	2,193,866
Inventories	634,057	572,313
Prepaid expenses and other current assets	292,918	342,458

Total current assets	3,580,948	3,281,377

Property and equipment, net	119,636	112,525

Goodwill, identifiable intangible and other non-current assets	708,673	713,849

Total assets	$4,409,257	$4,107,751

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$28,362	$26,065
Accounts payable	2,185,325	1,814,794
Accrued expenses and other current liabilities	283,654	308,439

Total current liabilities	2,497,341	2,149,298

Long-term debt	248,312	354,253
Other long-term liabilities	71,491	62,576
Total liabilities	2,817,144	2,566,127

Equity:
World Fuel shareholders' equity	1,565,277	1,517,174
Noncontrolling interest equity	26,836	24,450
Total equity	1,592,113	1,541,624

Total liabilities and equity	$4,409,257	$4,107,751

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interest	$51,111	$48,546
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	10,848	9,659
Provision for bad debt	1,103	141
Share-based payment award compensation costs	3,872	2,904
Other	(246)	8,771
Changes in cash collateral with financial counterparties	563	35,094
Changes in assets and liabilities, net of acquisitions	42,259	(56,323)
Total adjustments	58,399	246
Net cash provided by operating activities	109,510	48,792

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	-	(90)
Capital expenditures	(12,949)	(3,948)
Other	-	(115)
Net cash used in investing activities	(12,949)	(4,153)

Cash flows from financing activities:
Repayments of debt, net	(103,651)	(1,492)
Dividends paid on common stock	(2,667)	(2,664)
Other	(2,735)	(4,995)
Net cash used in financing activities	(109,053)	(9,151)

Effect of exchange rate changes on cash and
cash equivalents	(648)	1,690

Net (decrease) increase in cash and cash equivalents	(13,140)	37,178

Cash and cash equivalents, as of beginning of period	172,740	205,415

Cash and cash equivalents, as of end of period	$159,600	$242,593

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$48,725	$46,415
Share-based compensation expense, net of income taxes (1)	2,543	2,001
Intangible asset amortization expense, net of income taxes (2)	3,732	4,466
Non-GAAP net income attributable to World Fuel	$55,000	$52,882

GAAP diluted earnings per common share	$0.68	$0.65
Share-based compensation expense, net of income taxes (1)	0.04	0.03
Intangible asset amortization expense, net of income taxes (2)	0.05	0.06
Non-GAAP diluted earnings per common share	$0.77	$0.74

(1) The pre-tax amount of share-based compensation expense was $3,872 and $2,905 for the three months ended March 31, 2013 and 2012, respectively.

(2) The pre-tax amount of intangible asset amortization expense was $5,845 and $4,711 for the three months ended March 31, 2013 and 2012, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2013	2012
Revenue:
Aviation segment	$3,930,588	$3,411,547
Marine segment	3,717,139	3,904,191
Land segment	2,536,302	2,163,317
	$10,184,029	$9,479,055

Gross profit:
Aviation segment	$76,984	$64,914
Marine segment	41,682	55,077
Land segment	63,713	37,244
	$182,379	$157,235

Income from operations:
Aviation segment	$34,880	$26,833
Marine segment	15,259	27,445
Land segment	27,380	16,200
	77,519	70,478
Corporate overhead - unallocated	10,578	11,222
	$66,941	$59,256

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Jason Bewley
Vice President Corporate Finance
305-428-8000